Exhibit 99.1

E*TRADE Financial Corporation Announces Second Quarter 2011 Results

Second Quarter Results

  Net income of $47 million, or $0.16 per share, compared with net income of $0.16 per share in prior quarter and $0.12 per share in second quarter 2010
  Total net revenue of $518 million, down from $537 million in prior quarter and $534 million in second quarter 2010
  Provision for loan losses of $103 million, down from $116 million in prior quarter and $166 million in second quarter 2010
  Special mention delinquencies (30-89 days) down nine percent from prior quarter; at-risk delinquencies (30-179 days) down 13 percent from prior quarter
  Daily Average Revenue Trades (DARTs) of 148,000, down 17 percent from prior quarter and down 13 percent from second quarter 2010
  Net new brokerage accounts of 25,000, down from 51,000 in prior quarter and up from 18,000 in second quarter 2010
  Net new brokerage assets of $1.5 billion, down from $3.9 billion in prior quarter and $2.1 billion in second quarter 2010

NEW YORK--(BUSINESS WIRE)--July 20, 2011--E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its second quarter ended June 30, 2011, reporting net income of $47 million, or $0.16 per share, compared with net income of $45 million, or $0.16 per share, in the prior quarter and net income of $35 million, or $0.12 per share, in the second quarter of 2010. The company reported total net revenue of $518 million for the second quarter, compared with $537 million in the prior quarter and $534 million in the year-ago period.

“We are pleased with our second quarter performance, which reflected continued solid progress across the firm,” said Steven Freiberg, Chief Executive Officer of E*TRADE Financial Corporation. “While our brokerage results were affected by an industry-wide decline in trading activity, we have continued to experience positive momentum in a number of metrics, including the generation of new accounts and assets, the growth of margin receivables, and improvements in customer retention. Our Corporate Services group continues to build momentum, signing more than 30 new client contracts during the quarter and strengthening an important channel for future retail brokerage account growth. Within the loan portfolio, we experienced a continuation of improving delinquency trends, and continue to focus on risk mitigation activities to stem future losses. Collectively, our successes this quarter allow us to maintain focus on initiatives that we believe will further enhance the customer experience and create value for shareholders.”

Mr. Freiberg continued: “During the quarter we also accessed the capital markets to refinance our nearest maturity debt at an attractive rate, issuing $435 million of 6.75 percent notes due 2016, refinancing $415 million of 7.375 percent notes due 2013. This transaction makes our next maturity 2015, and affords us the flexibility to focus on other outstanding indebtedness.”

E*TRADE reported DARTs of 148,000 during the quarter, a decrease of 17 percent from the prior quarter and a decrease of 13 percent versus the same quarter a year ago.

At quarter end, the company reported 4.3 million customer accounts, which included 2.8 million brokerage accounts. Net new brokerage accounts were 25,000 during the quarter compared with 51,000 in the prior quarter and 18,000 in the second quarter of 2010.

The company ended the quarter with $186 billion in total customer assets, compared with $189 billion in the prior quarter.

During the quarter, net new brokerage assets were positive $1.5 billion. Brokerage related cash increased by $0.4 billion to $26.3 billion during the period, while customers were net buyers of approximately $0.2 billion of securities. Average margin receivables increased six percent sequentially to $5.7 billion, an increase of 27 percent from the year-ago period.

Net operating interest income for the second quarter was $315 million, up from $310 million in the prior quarter and $302 million in the second quarter of 2010. Second quarter results reflected a net interest spread of 2.89 percent on average interest-earning assets of $42.9 billion. The five basis point sequential increase in spread resulted mainly from a reduction in non-performing loans, coupled with exceptional performance in the company’s stock lending business in the quarter.

Commissions, fees and service charges, principal transactions, and other revenue in the second quarter were $174 million, compared with $201 million in the prior quarter. This reflected the sequential decline in trading activity, experienced across the industry. Average commission per trade was $11.14, compared with $11.32 in the prior quarter and $11.05 in the second quarter of 2010.

Total net revenue in the quarter also included $28 million of net gains on loans and securities, including net impairment of $3 million.

Total operating expense declined two percent, or $7 million, sequentially to $291 million.

The company’s loan portfolio contracted by $0.7 billion from the prior quarter, including $0.6 billion related to prepayments and scheduled principal reductions. The second quarter provision for loan losses decreased $13 million from the prior quarter to $103 million.

Net charge-offs in the quarter were $178 million, a decrease of $15 million from the prior quarter. The allowance for loan losses at quarter end was $0.9 billion, or six percent of gross loans receivable.

For the company’s entire loan portfolio, special mention delinquencies declined by nine percent sequentially, while total at-risk delinquencies declined by 13 percent. As compared to the year-ago period, special mention delinquencies declined 30 percent and total at-risk delinquencies declined 33 percent.

As of June 30, 2011, the company reported a consolidated Tier 1 common ratio of 8.4 percent(1), up from 6.5 percent at the end of the prior period and 5.3 percent at the end of the second quarter 2010. E*TRADE Bank ended the quarter with a Tier 1 capital ratio of 7.9 percent and a risk-based capital ratio of 16.2 percent.

Historical metrics and financials through June 2011 can be found on the E*TRADE Financial Investor Relations website at https://investor.etrade.com.

The company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 for international participants. The conference ID number is 79142817. A live audio webcast and replay of this conference call will also be available at https://investor.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements: The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Such statements include those relating to the ability of the company to stem future losses in its loan portfolio and to further enhance the customer experience and create value for shareholders. The uncertainties and risks include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by the Office of Thrift Supervision or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (“SEC”) (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the company disclaims any obligation to update any information.

© 2011 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue:
Operating interest income	$394,653	$381,780	$782,119	$788,746
Operating interest expense	(79,232)	(79,753)	(156,996)	(166,322)
Net operating interest income	315,421	302,027	625,123	622,424
Commissions	103,850	119,554	228,283	232,806
Fees and service charges	36,608	35,204	73,853	77,434
Principal transactions	23,756	28,706	53,332	54,917
Gains on loans and securities, net	31,011	48,908	63,345	77,954
Net impairment	(2,884)	(12,158)	(8,946)	(20,810)
Other revenues	9,857	11,760	19,324	25,779
Total non-interest income	202,198	231,974	429,191	448,080
Total net revenue	517,619	534,001	1,054,314	1,070,504
Provision for loan losses	103,136	165,666	219,194	433,645
Operating expense:
Compensation and benefits	80,518	80,940	164,521	168,150
Clearing and servicing	39,192	38,141	78,347	77,300
Advertising and market development	37,019	29,777	81,384	67,912
Professional services	21,492	19,480	44,960	39,770
FDIC insurance premiums	24,031	19,260	44,598	38,575
Communications	17,227	18,424	32,782	38,871
Occupancy and equipment	17,163	17,614	33,977	35,821
Depreciation and amortization	22,724	22,001	44,771	42,647
Amortization of other intangibles	6,537	7,141	13,075	14,283
Facility restructuring and other exit activities	2,046	(1,853)	5,598	1,520
Other operating expenses	22,969	24,736	44,919	46,148
Total operating expense	290,918	275,661	588,932	570,997
Income before other income (expense) and income tax expense (benefit)	123,565	92,674	246,188	65,862
Other income (expense):
Corporate interest income	63	57	679	80
Corporate interest expense	(44,824)	(41,205)	(88,101)	(82,248)
Gains on sales of investments, net	38	-	38	109
Gains on early extinguishment of debt	3,091	-	3,091	-
Equity in income (loss) of investments and venture funds	675	733	(323)	2,527
Total other income (expense)	(40,957)	(40,415)	(84,616)	(79,532)
Income (loss) before income tax expense (benefit)	82,608	52,259	161,572	(13,670)
Income tax expense (benefit)	35,490	17,183	69,221	(909)
Net income (loss)	$47,118	$35,076	$92,351	$(12,761)

Basic earnings (loss) per share	$0.18	$0.17	$0.37	$(0.06)
Diluted earnings (loss) per share	$0.16	$0.12	$0.32	$(0.06)
Shares used in computation of per share data:
Basic	269,119	211,642	249,817	201,972
Diluted(2)	289,643	289,150	289,725	201,972

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010
Revenue:
Operating interest income	$394,653	$387,466	$381,780
Operating interest expense	(79,232)	(77,764)	(79,753)
Net operating interest income	315,421	309,702	302,027
Commissions	103,850	124,433	119,554
Fees and service charges	36,608	37,245	35,204
Principal transactions	23,756	29,576	28,706
Gains on loans and securities, net	31,011	32,334	48,908
Net impairment	(2,884)	(6,062)	(12,158)
Other revenues	9,857	9,467	11,760
Total non-interest income	202,198	226,993	231,974
Total net revenue	517,619	536,695	534,001
Provision for loan losses	103,136	116,058	165,666
Operating expense:
Compensation and benefits	80,518	84,003	80,940
Clearing and servicing	39,192	39,155	38,141
Advertising and market development	37,019	44,365	29,777
Professional services	21,492	23,468	19,480
FDIC insurance premiums	24,031	20,567	19,260
Communications	17,227	15,555	18,424
Occupancy and equipment	17,163	16,814	17,614
Depreciation and amortization	22,724	22,047	22,001
Amortization of other intangibles	6,537	6,538	7,141
Facility restructuring and other exit activities	2,046	3,552	(1,853)
Other operating expenses	22,969	21,950	24,736
Total operating expense	290,918	298,014	275,661
Income before other income (expense) and income tax expense	123,565	122,623	92,674
Other income (expense):
Corporate interest income	63	616	57
Corporate interest expense	(44,824)	(43,277)	(41,205)
Gains on sales of investments, net	38	-	-
Gains on early extinguishment of debt	3,091	-	-
Equity in income (loss) of investments and venture funds	675	(998)	733
Total other income (expense)	(40,957)	(43,659)	(40,415)
Income before income tax expense	82,608	78,964	52,259
Income tax expense	35,490	33,731	17,183
Net income	$47,118	$45,233	$35,076

Basic earnings per share	$0.18	$0.20	$0.17
Diluted earnings per share	$0.16	$0.16	$0.12
Shares used in computation of per share data:
Basic	269,119	230,301	211,642
Diluted	289,643	289,677	289,150

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	June 30,	March 31,	December 31,
	2011	2011	2010
ASSETS
Cash and equivalents	$1,369,711	$1,864,328	$2,374,346
Cash and investments required to be segregated under federal or other regulations	668,004	319,667	609,510
Trading securities	79,852	83,751	62,173
Available-for-sale securities	15,032,599	16,124,004	14,805,677
Held-to-maturity securities	4,834,512	3,381,135	2,462,710
Margin receivables	5,661,002	5,707,702	5,120,575
Loans, net	13,679,679	14,340,566	15,127,390
Investment in FHLB stock	152,772	164,579	164,381
Property and equipment, net	301,153	300,140	302,658
Goodwill	1,934,232	1,934,232	1,939,976
Other intangibles, net	298,880	305,418	325,403
Other assets	2,971,916	3,071,021	3,078,202
Total assets	$46,984,312	$47,596,543	$46,373,001

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$25,998,073	$25,971,630	$25,240,297
Securities sold under agreements to repurchase	5,184,169	5,866,189	5,888,249
Customer payables	5,341,714	5,353,540	5,020,086
FHLB advances and other borrowings	2,730,831	2,728,147	2,731,714
Corporate debt	1,543,421	1,868,607	2,145,881
Other liabilities	1,373,759	1,410,638	1,294,329
Total liabilities	42,171,967	43,198,751	42,320,556

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
June 30, 2011, March 31, 2011, and December 31, 2010, shares issued and outstanding: 279,734,171 at June 30, 2011, 248,242,656 at March 31, 2011,
and 220,840,821 at December 31, 2010	2,797	2,482	2,208
Additional paid-in-capital	7,247,894	6,920,812	6,640,715
Accumulated deficit	(2,059,487)	(2,106,605)	(2,151,838)
Accumulated other comprehensive loss	(378,859)	(418,897)	(438,640)
Total shareholders' equity	4,812,345	4,397,792	4,052,445
Total liabilities and shareholders' equity	$46,984,312	$47,596,543	$46,373,001

Segment Reporting

	Three Months Ended June 30, 2011
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(3)	Total
	(In thousands)
Revenue:
Operating interest income	$205,372	$321,813	$6	$(132,538)	$394,653
Operating interest expense	(13,620)	(198,150)	-	132,538	(79,232)
Net operating interest income	191,752	123,663	6	-	315,421
Commissions	103,850	-	-	-	103,850
Fees and service charges	35,809	799	-	-	36,608
Principal transactions	23,756	-	-	-	23,756
Gains (losses) on loans and securities, net	(337)	31,391	(43)	-	31,011
Net impairment	-	(2,884)	-	-	(2,884)
Other revenues	8,050	1,807	-	-	9,857
Total non-interest income	171,128	31,113	(43)	-	202,198
Total net revenue	362,880	154,776	(37)	-	517,619
Provision for loan losses	-	103,136	-	-	103,136
Operating expense:
Compensation and benefits	58,968	4,204	17,346	-	80,518
Clearing and servicing	19,398	19,794	-	-	39,192
Advertising and market development	37,019	-	-	-	37,019
Professional services	12,181	1,336	7,975	-	21,492
FDIC insurance premiums	-	24,031	-	-	24,031
Communications	16,550	300	377	-	17,227
Occupancy and equipment	15,650	716	797	-	17,163
Depreciation and amortization	17,692	351	4,681	-	22,724
Amortization of other intangibles	6,537	-	-	-	6,537
Facility restructuring and other exit activities	-	-	2,046	-	2,046
Other operating expenses	8,599	7,533	6,837	-	22,969
Total operating expense	192,594	58,265	40,059	-	290,918
Segment income (loss) before other income (expense)	170,286	(6,625)	(40,096)	-	123,565
Other income (expense):
Corporate interest income	-	-	63	-	63
Corporate interest expense	-	-	(44,824)	-	(44,824)
Gains on sales of investments, net	-	-	38	-	38
Gains on early extinguishment of debt	-	-	3,091	-	3,091
Equity in loss of investments and venture funds	-	-	675	-	675
Total other income (expense)	-	-	(40,957)	-	(40,957)
Segment income (loss)	$170,286	$(6,625)	$(81,053)	$-	$82,608

	Three Months Ended March 31, 2011
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(3)	Total
	(In thousands)
Revenue:
Operating interest income	$202,487	$319,205	$6	$(134,232)	$387,466
Operating interest expense	(13,635)	(198,361)	-	134,232	(77,764)
Net operating interest income	188,852	120,844	6	-	309,702
Commissions	124,433	-	-	-	124,433
Fees and service charges	36,148	1,097	-	-	37,245
Principal transactions	29,576	-	-	-	29,576
Gains on loans and securities, net	112	32,222	-	-	32,334
Net impairment	-	(6,062)	-	-	(6,062)
Other revenues	7,936	1,531	-	-	9,467
Total non-interest income	198,205	28,788	-	-	226,993
Total net revenue	387,057	149,632	6	-	536,695
Provision for loan losses	-	116,058	-	-	116,058
Operating expense:
Compensation and benefits	61,841	4,494	17,668	-	84,003
Clearing and servicing	21,096	18,059	-	-	39,155
Advertising and market development	44,365	-	-	-	44,365
Professional services	13,308	612	9,548	-	23,468
FDIC insurance premiums	-	20,567	-	-	20,567
Communications	14,967	267	321	-	15,555
Occupancy and equipment	15,144	702	968	-	16,814
Depreciation and amortization	16,966	326	4,755	-	22,047
Amortization of other intangibles	6,538	-	-	-	6,538
Facility restructuring and other exit activities	-	-	3,552	-	3,552
Other operating expenses	8,389	8,438	5,123	-	21,950
Total operating expense	202,614	53,465	41,935	-	298,014
Segment income (loss) before other income (expense)	184,443	(19,891)	(41,929)	-	122,623
Other income (expense):
Corporate interest income	-	-	616	-	616
Corporate interest expense	-	-	(43,277)	-	(43,277)
Equity in loss of investments and venture funds	-	-	(998)	-	(998)
Total other income (expense)	-	-	(43,659)	-	(43,659)
Segment income (loss)	$184,443	$(19,891)	$(85,588)	$-	$78,964

	Three Months Ended June 30, 2010
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(3)	Total
	(In thousands)
Revenue:
Operating interest income	$209,299	$322,716	$4	$(150,239)	$381,780
Operating interest expense	(16,874)	(213,118)	-	150,239	(79,753)
Net operating interest income	192,425	109,598	4	-	302,027
Commissions	119,554	-	-	-	119,554
Fees and service charges	35,429	(225)	-	-	35,204
Principal transactions	28,706	-	-	-	28,706
Gains on loans and securities, net	-	48,945	(37)	-	48,908
Net impairment	-	(12,158)	-	-	(12,158)
Other revenues	9,677	2,083	-	-	11,760
Total non-interest income	193,366	38,645	(37)	-	231,974
Total net revenue	385,791	148,243	(33)	-	534,001
Provision for loan losses	-	165,666	-	-	165,666
Operating expense:
Compensation and benefits	56,724	4,294	19,922	-	80,940
Clearing and servicing	18,584	19,557	-	-	38,141
Advertising and market development	29,777	-	-	-	29,777
Professional services	12,082	370	7,028	-	19,480
FDIC insurance premiums	-	19,260	-	-	19,260
Communications	17,744	237	443	-	18,424
Occupancy and equipment	16,182	699	733	-	17,614
Depreciation and amortization	15,262	322	6,417	-	22,001
Amortization of other intangibles	7,141	-	-	-	7,141
Facility restructuring and other exit activities	-	-	(1,853)	-	(1,853)
Other operating expenses	8,955	8,524	7,257	-	24,736
Total operating expense	182,451	53,263	39,947	-	275,661
Segment income (loss) before other income (expense)	203,340	(70,686)	(39,980)	-	92,674
Other income (expense):
Corporate interest income	-	-	57	-	57
Corporate interest expense	-	-	(41,205)	-	(41,205)
Equity in income of investments and venture funds	-	-	733	-	733
Other income (expense)	-	-	(40,415)	-	(40,415)
Segment income (loss)	$203,340	$(70,686)	$(80,395)	$-	$52,259

Key Performance Metrics(4)

Corporate Metrics	Qtr ended 6/30/11	Qtr ended 3/31/11	Qtr ended 6/30/11 vs. 3/31/11	Qtr ended 6/30/10	Qtr ended 6/30/11 vs. 6/30/10

Operating margin %(5)
Consolidated	24%	23%	1%	17%	7%
Trading and Investing	47%	48%	(1)%	53%	(6)%
Balance Sheet Management	N.M.	N.M.	N.M.	N.M.	N.M.

Employees	3,024	2,958	2%	2,937	3%
Consultants and other	214	200	7%	198	8%
Total headcount	3,238	3,158	3%	3,135	3%

Book value per share	$17.20	$17.72	(3)%	$18.80	(9)%
Tangible book value per share(6)	$10.08	$9.62	5%	$9.39	7%

Corporate cash ($MM)	$423.7	$460.9	(8)%	$481.1	(12)%

Enterprise net interest spread (basis points)(7)	289	284	2%	289	0%
Enterprise interest-earning assets, average ($MM)	$42,908	$42,742	0%	$40,990	5%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income	$47.1	$45.2	4%	$35.1	34%
Income tax expense	35.5	33.7	5%	17.2	106%
Depreciation & amortization	29.3	28.6	2%	29.1	1%
Corporate interest expense	44.8	43.3	3%	41.2	9%
EBITDA	$156.7	$150.8	4%	$122.6	28%

Interest coverage(8)	3.5	3.5	N.M.	3.0	N.M.

Bank earnings before taxes and before credit losses ($MM)(9)	$216.2	$229.7	(6)%	$231.0	(6)%

Trading and Investing Metrics

Trading days	63.0	62.0	N.M.	63.0	N.M.

DARTs	147,908	177,279	(17)%	170,283	(13)%

Total trades (MM)	9.3	11.0	(15)%	10.7	(13)%
Average commission per trade	$11.14	$11.32	(2)%	$11.05	1%

End of period margin receivables ($B)	$5.7	$5.7	0%	$4.8	19%
Average margin receivables ($B)	$5.7	$5.4	6%	$4.5	27%

Gross new brokerage accounts	97,888	116,753	(16)%	103,044	(5)%
Gross new stock plan accounts	45,658	56,169	(19)%	40,926	12%
Gross new banking accounts	5,366	5,794	(7)%	6,117	(12)%
Closed accounts	(152,122)	(124,952)	N.M.	(163,332)	N.M.
Net new accounts	(3,210)	53,764	N.M.	(13,245)	N.M.

Net new brokerage accounts	24,950	50,512	N.M.	17,523	N.M.
Net new stock plan accounts	(14,059)	19,581	N.M.	4,444	N.M.
Net new banking accounts	(14,101)	(16,329)	N.M.	(35,212)	N.M.
Net new accounts	(3,210)	53,764	N.M.	(13,245)	N.M.

End of period brokerage accounts	2,759,773	2,734,823	1%	2,649,500	4%
End of period stock plan accounts	1,054,046	1,068,105	(1)%	1,030,647	2%
End of period banking accounts	484,567	498,668	(3)%	565,388	(14)%
End of period total accounts	4,298,386	4,301,596	0%	4,245,535	1%

Customer Assets ($B)
Security holdings	$127.4	$130.0	(2)%	$98.8	29%
Customer payables (cash)	5.3	5.4	(2)%	4.0	33%
Customer cash balances held by third parties	3.4	3.4	0%	2.9	17%
Unexercised stock plan customer options (vested)	23.5	24.2	(3)%	14.4	63%
Customer assets in brokerage and stock plan accounts	159.6	163.0	(2)%	120.1	33%
Sweep deposits	17.6	17.1	3%	13.8	28%
Savings, transaction and other	8.4	8.8	(5)%	9.9	(15)%
Customer assets in banking accounts	26.0	25.9	0%	23.7	10%
Total customer assets	$185.6	$188.9	(2)%	$143.8	29%

Net new brokerage assets ($B)(10)	$1.5	$3.9	N.M.	$2.1	N.M.
Net new banking assets ($B)(10)	(0.4)	(0.2)	N.M.	(1.3)	N.M.
Net new customer assets ($B)(10)	$1.1	$3.7	N.M.	$0.8	N.M.

Brokerage related cash ($B)	$26.3	$25.9	2%	$20.7	27%
Other customer cash and deposits ($B)	8.4	8.8	(5)%	9.9	(15)%
Total customer cash and deposits ($B)	$34.7	$34.7	0%	$30.6	13%

Unexercised stock plan customer options (unvested) ($B)	$42.8	$42.8	0%	$26.3	63%

Market Making
Equity shares traded (MM)	151,699	190,332	(20)%	198,418	(24)%
Average revenue capture per 1,000 equity shares	$0.154	$0.153	1%	$0.142	8%
% of Bulletin Board equity shares to total equity shares	95.7%	95.5%	0%	96.2%	(1)%

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$15,026	$15,820	(5)%	$18,688	(20)%
Ending loans receivable, net	$13,675	$14,336	(5)%	$17,021	(20)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$6,277	$6,464	(3)%	$7,656	(18)%
30-89 days delinquent	286	330	(13)%	438	(35)%
90-179 days delinquent	167	213	(22)%	290	(42)%
Total 30-179 days delinquent	453	543	(17)%	728	(38)%
180+ days delinquent (net of $266M, $295M and $325M in charge-offs for Q211, Q111 and Q210, respectively)	645	741	(13)%	881	(27)%
Total delinquent loans(11)	1,098	1,284	(14)%	1,609	(32)%
Gross loans receivable(12)	$7,375	$7,748	(5)%	$9,265	(20)%

Home Equity
Current	$5,579	$5,844	(5)%	$6,771	(18)%
30-89 days delinquent	155	155	0%	197	(21)%
90-179 days delinquent	116	136	(15)%	155	(25)%
Total 30-179 days delinquent	271	291	(7)%	352	(23)%
180+ days delinquent (net of $22M, $25M and $29M in charge-offs for Q211, Q111 and Q210, respectively)	51	54	(6)%	58	(12)%
Total delinquent loans(11)	322	345	(7)%	410	(21)%
Gross loans receivable(12)	$5,901	$6,189	(5)%	$7,181	(18)%

Consumer and Other
Current	$1,254	$1,324	(5)%	$1,647	(24)%
30-89 days delinquent	20	24	(17)%	25	(20)%
90-179 days delinquent	4	3	33%	5	(20)%
Total 30-179 days delinquent	24	27	(11)%	30	(20)%
180+ days delinquent	-	1	(100)%	1	(100)%
Total delinquent loans	24	28	(14)%	31	(23)%
Gross loans receivable(12)	$1,278	$1,352	(5)%	$1,678	(24)%

Total Loans Receivable
Current	$13,110	$13,632	(4)%	$16,074	(18)%
30-89 days delinquent	461	509	(9)%	660	(30)%
90-179 days delinquent	287	352	(18)%	450	(36)%
Total 30-179 days delinquent	748	861	(13)%	1,110	(33)%
180+ days delinquent	696	796	(13)%	940	(26)%
Total delinquent loans	1,444	1,657	(13)%	2,050	(30)%
Total gross loans receivable(12)	$14,554	$15,289	(5)%	$18,124	(20)%

TDR performance detail ($MM)(13)

One- to Four-Family TDRs
Current	$631	$526	20%	$290	118%
30-89 days delinquent	58	49	18%	42	38%
90-179 days delinquent	20	24	(17)%	21	(5)%
Total 30-179 days delinquent	78	73	7%	63	24%
180+ days delinquent	48	47	2%	42	14%
Total delinquent TDRs	126	120	5%	105	20%
TDRs	$757	$646	17%	$395	92%

Home Equity TDRs
Current	$370	$372	(1)%	$381	(3)%
30-89 days delinquent	48	56	(14)%	56	(14)%
90-179 days delinquent	31	35	(11)%	38	(18)%
Total 30-179 days delinquent	79	91	(13)%	94	(16)%
180+ days delinquent	4	4	0%	3	33%
Total delinquent TDRs	83	95	(13)%	97	(14)%
TDRs	$453	$467	(3)%	$478	(5)%

Total TDRs
Current	$1,001	$898	11%	$671	49%
30-89 days delinquent	106	105	1%	98	8%
90-179 days delinquent	51	59	(14)%	59	(14)%
Total 30-179 days delinquent	157	164	(4)%	157	0%
180+ days delinquent	52	51	2%	45	16%
Total delinquent TDRs	209	215	(3)%	202	3%
TDRs	$1,210	$1,113	9%	$873	39%

Capital Metrics

E*TRADE Bank
Tier 1 capital ratio(14)	7.9%	7.5%	0.4%	7.3%	0.6%
Tier 1 capital to risk-weighted assets ratio(14)	15.0%	14.3%	0.7%	13.4%	1.6%
Risk-based capital ratio(14)	16.2%	15.6%	0.6%	14.7%	1.5%
E*TRADE Bank excess Tier 1 capital ($MM)(14)	$1,232.5	$1,094.1	13%	$910.0	35%
E*TRADE Bank excess Tier 1 capital to risk-weighted assets($MM)(14)	$2,001.4	$1,872.2	7%	$1,594.1	26%
E*TRADE Bank excess risk-based capital ($MM)(14)	$1,390.0	$1,255.0	11%	$1,008.4	38%

E*TRADE Financial
Tier 1 leverage ratio(15)	5.4%	4.4%	1.0%	3.9%	1.5%
Tier 1 risk-based capital ratio(15)	10.3%	8.3%	2.0%	7.3%	3.0%
Total risk-based capital ratio(15)	11.6%	9.6%	2.0%	8.6%	3.0%
Tier 1 common ratio(1)	8.4%	6.5%	1.9%	5.3%	3.1%

Activity in Allowance for Loan Losses

	Three Months Ended June 30, 2011
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/11	$353,117	$539,171	$61,318	$953,606
Provision for loan losses	33,067	64,664	5,405	103,136
Charge-offs, net	(59,604)	(110,284)	(8,239)	(178,127)
Allowance for loan losses, ending 6/30/11	$326,580	$493,551	$58,484	$878,615

	Three Months Ended March 31, 2011
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/10	$389,594	$576,089	$65,486	$1,031,169
Provision for loan losses	17,839	90,349	7,870	116,058
Charge-offs, net	(54,316)	(127,267)	(12,038)	(193,621)
Allowance for loan losses, ending 3/31/11	$353,117	$539,171	$61,318	$953,606

	Three Months Ended June 30, 2010
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/10	$433,863	$657,173	$71,355	$1,162,391
Provision for loan losses	69,408	88,857	7,401	165,666
Charge-offs, net	(69,613)	(143,163)	(12,338)	(225,114)
Allowance for loan losses, ending 6/30/10	$433,658	$602,867	$66,418	$1,102,943

Specific Valuation Allowance Activity

	As of June 30, 2011
	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(16)
	(Dollars in thousands)
One- to four-family	$756,570	$96,110	$660,460	13%	27%
Home equity	452,868	233,145	219,723	51%	55%
Total	$1,209,438	$329,255	$880,183	27%	37%

	As of March 31, 2011
	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(16)
	(Dollars in thousands)
One- to four-family	$646,064	$84,990	$561,074	13%	27%
Home equity	467,111	253,492	213,619	54%	58%
Total	$1,113,175	$338,482	$774,693	30%	39%

	As of June 30, 2010
	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(16)
	(Dollars in thousands)
One- to four-family	$395,325	$67,024	$328,301	17%	27%
Home equity	477,526	238,176	239,350	50%	54%
Total	$872,851	$305,200	$567,651	35%	41%

Average Enterprise Balance Sheet Data

	Three Months Ended
	June 30, 2011
	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(17)	$15,029,986	$180,974	4.82%
Margin receivables	5,732,452	58,682	4.11%
Available-for-sale securities	15,428,197	107,051	2.78%
Held-to-maturity securities	3,950,330	32,973	3.34%
Cash and equivalents	1,489,236	741	0.20%
Segregated cash and investments	638,631	148	0.09%
Securities borrowed and other	639,190	12,494	7.84%
Total enterprise interest-earning assets	$42,908,022	393,063	3.67%
Enterprise interest-bearing liabilities:
Retail deposits	$26,042,523	11,026	0.17%
Brokered certificates of deposit	48,984	689	5.64%
Customer payables	5,489,242	2,139	0.16%
Securities sold under agreements to repurchase	5,369,083	37,981	2.80%
FHLB advances and other borrowings	2,745,229	26,978	3.89%
Securities loaned and other	655,202	385	0.24%
Total enterprise interest-bearing liabilities	$40,350,263	79,198	0.78%
Enterprise net interest income/spread(7)		$313,865	2.89%

	Three Months Ended
	March 31, 2011
	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(17)	$15,824,906	$186,345	4.71%
Margin receivables	5,443,336	56,293	4.19%
Available-for-sale securities	15,752,878	111,172	2.82%
Held-to-maturity securities	2,518,499	20,750	3.30%
Cash and equivalents	1,831,111	943	0.21%
Segregated cash and investments	727,193	234	0.13%
Securities borrowed and other	643,782	9,781	6.16%
Total enterprise interest-earning assets	$42,741,705	385,518	3.61%
Enterprise interest-bearing liabilities:
Retail deposits	$25,564,928	11,353	0.18%
Brokered certificates of deposit	70,385	921	5.31%
Customer payables	5,319,100	1,866	0.14%
Securities sold under agreements to repurchase	5,885,044	37,993	2.58%
FHLB advances and other borrowings	2,752,190	25,264	3.67%
Securities loaned and other	684,968	334	0.20%
Total enterprise interest-bearing liabilities	$40,276,615	77,731	0.77%
Enterprise net interest income/spread(7)		$307,787	2.84%

	Three Months Ended
	June 30, 2010

	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(17)	$18,843,953	$225,340	4.78%
Margin receivables	4,479,410	49,963	4.47%
Available-for-sale securities	12,551,775	94,222	3.00%
Held-to-maturity securities	135,072	1,261	3.74%
Cash and equivalents	3,390,356	1,925	0.23%
Segregated cash and investments	927,353	548	0.24%
Securities borrowed and other	662,386	6,600	4.00%
Total enterprise interest-earning assets	$40,990,305	379,859	3.71%
Enterprise interest-bearing liabilities:
Retail deposits	$24,118,005	14,660	0.24%
Brokered certificates of deposit	116,144	1,500	5.18%
Customer payables	4,660,148	1,684	0.14%
Securities sold under agreements to repurchase	6,332,624	30,721	1.92%
FHLB advances and other borrowings	2,747,220	30,751	4.43%
Securities loaned and other	599,496	418	0.28%
Total enterprise interest-bearing liabilities	$38,573,637	79,734	0.82%
Enterprise net interest income/spread(7)		$300,125	2.89%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2010	2010
	(In thousands)
Enterprise net interest income	$313,865	$307,787	$300,125
Taxable equivalent interest adjustment(18)	(292)	(291)	(293)
Customer cash held by third parties and other(19)	1,848	2,206	2,195
Net operating interest income	$315,421	$309,702	$302,027

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that tangible book value per share, corporate cash, EBITDA, interest coverage, Bank earnings before taxes and before credit losses and E*TRADE Financial ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (6) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in our regulated subsidiaries. See our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital. See endnote (9) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

E*TRADE Financial Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Financial’s Tier 1 common ratio is defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of the Company’s capital strength. See endnotes (1) and (15) for a reconciliation of these non-GAAP measures to the comparable GAAP measure.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The Tier 1 common ratio at E*TRADE Financial is a Q211 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of the Company's capital strength. The Tier 1 common ratio is calculated as follows (dollars in thousands):

	Q2 2011	Q1 2011	Q2 2010
Shareholders' equity	$4,812,345	$4,397,792	$4,140,435
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(383,517)	(422,102)	(350,780)
Goodwill and other intangible assets, net of deferred tax liabilities	1,992,814	2,009,845	2,071,444
Subtotal	3,203,048	2,810,049	2,419,771
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,248,393	1,289,048	1,217,473
Tier 1 common	$1,954,655	$1,521,001	$1,202,298

Total risk-weighted assets	$23,154,668	$23,442,795	$22,515,488

Tier 1 common / Total risk-weighted assets	8.4%	6.5%	5.3%

(2) Because the Company reported a net loss for the six months ended June 30, 2010, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(3) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(4) Amounts and percentages may not calculate due to rounding.

(5) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(6) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share (dollars in thousands, except per share amounts):

	Q2 2011	Q1 2011	Q2 2010
Book value	$4,812,345	$4,397,792	$4,140,435
Less: Goodwill and other intangibles, net	(2,233,112)	(2,239,650)	(2,270,857)
Less: Deferred tax liability related to goodwill	240,298	229,805	199,413
Tangible book value	$2,819,531	$2,387,947	$2,068,991

	Q2 2011	Q1 2011	Q2 2010
Book value per share	$17.20	$17.72	$18.80
Less: Goodwill and other intangibles, net per share	(7.98)	(9.02)	(10.31)
Less: Deferred tax liability related to goodwill per share	0.86	0.92	0.90
Tangible book value per share	$10.08	$9.62	$9.39

(7) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(8) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio based on the Company’s net income was 1.1, 1.0, and 0.9 for the three months ended June 30, 2011, March 31, 2011 and June 30, 2010, respectively.

(9) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from income before income taxes (dollars in thousands):

	Q2 2011	Q1 2011	Q2 2010
Income before income taxes	$82,608	$78,964	$52,259
Add back:
Non-bank loss before income tax benefit(b)	58,578	60,927	49,860
Provision for loan losses	103,136	116,058	165,666
Gains on loans and securities, net	(31,011)	(32,334)	(48,908)
Net impairment	2,884	6,062	12,158
Bank earnings before taxes and before credit losses	$216,195	$229,677	$231,035

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(10) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(11) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their fair value. The following table shows the total amount of charge-offs on loans that are still held by the Company as of the periods presented (dollars in millions):

	Q2 2011	Q1 2011	Q2 2010
One- to four-family	$431	$427	$401
Home equity	142	143	139
Total charge-offs	$573	$570	$540

(12) Includes unpaid principal balances and premiums (discounts).

(13) The TDR loan performance detail is a subset of the Company’s total loan performance.

(14) Capital ratios are at the E*TRADE Bank level. The ratios and excess capital amounts are Q211 estimates based on the regulatory minimum well-capitalized threshold. Below is a reconciliation of beginning E*TRADE Bank excess risk-based capital to ending E*TRADE Bank excess risk-based capital for the quarterly periods presented:

	Q2 2011	Q1 2011	Q2 2010
Beginning E*TRADE Bank excess risk-based capital ($MM)	$1,255	$1,106	$946
Bank earnings before taxes and before credit losses	216	230	231
Provision for loan losses	(103)	(116)	(166)
Loan portfolio run-off (a)	55	66	71
Margin decrease (increase)	5	(58)	(90)
Capital upstream(b)	(34)	(28)	(25)
Other capital changes (c)	(4)	55	41
Ending E*TRADE Bank excess risk-based capital ($MM)	$1,390	$1,255	$1,008

(a) The capital release from loan portfolio run-off includes the decrease in risk-based capital required for our one- to four-family, home equity and consumer loan portfolios.

(b) Represents cash flows to and from the parent company.

(c) Represents the capital impact related to changes in other risk-weighted assets.

(15) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Financial are Q211 estimates based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Financial is not currently subject to capital requirements; however, the implementation of holding company capital requirements are expected to become effective within the next four years as a result of the Dodd-Frank Act. Management believes this ratio is an important measure of the Company's capital strength and has begun to track this ratio internally, using the current capital guidelines that apply to bank holding companies. The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios are calculated as follows (dollars in thousands):

	Q2 2011	Q1 2011	Q2 2010
Shareholders' equity	$4,812,345	$4,397,792	$4,140,435
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(383,517)	(422,102)	(350,780)
Goodwill and other intangible assets, net of deferred tax liabilities	1,992,814	2,009,845	2,071,444
ADD:
Qualifying restricted core capital elements (TRUPs)	433,000	433,000	433,000
Subtotal	3,636,048	3,243,049	2,852,771
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,248,393	1,289,048	1,217,473
Tier 1 capital	2,387,655	1,954,001	1,635,298
ADD:
Allowable allowance for loan losses	296,707	301,190	291,586
Total capital	$2,684,362	$2,255,191	$1,926,884

Total average assets	$47,198,483	$47,214,774	$45,263,755
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	1,992,814	2,009,845	2,071,444
Subtotal	45,205,669	45,204,929	43,192,311
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,248,393	1,289,048	1,217,473
Average total assets for leverage capital purposes	$43,957,276	$43,915,881	$41,974,838

Total risk-weighted assets(a)	$23,154,668	$23,442,795	$22,515,488

Tier 1 capital / Average total assets for leverage capital purposes	5.4%	4.4%	3.9%
Tier 1 capital / Total risk-weighted assets	10.3%	8.3%	7.3%
Total capital / Total risk-weighted assets	11.6%	9.6%	8.6%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(16) The total expected loss on TDRs includes both the previously recorded charge-offs and the specific valuation allowance.

(17) Excludes loans to customers on margin.

(18) Gross-up for tax-exempt securities.

(19) Includes interest earned on average customer assets of $3.7 billion, $3.6 billion and $3.1 billion for the quarters ended June 30, 2011, March 31, 2011 and June 30, 2010, respectively, held by parties outside E*TRADE Financial, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations Contact
Susan Hickey, 646-521-4675
susan.hickey@etrade.com
or
E*TRADE Financial Investor Relations Contact
Brett Goodman, 646-521-4406
brett.goodman@etrade.com